EXHIBIT 24

                          INDEPENDENT AUDITORS CONSENT


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated January 9, 1998 included in Top Source Technologies, Inc.s Form 10-K for the fiscal year ended September 30, 1997 and to all references to our Firm included in this Registration Statement.





Arthur Andersen LLP
West Palm Beach, Florida

January 9, 1998